Exhibit (i)(14)
[ Janus Letterhead ]
January 29, 2015
Janus Aspen Series
151 Detroit Street
Denver, CO 80206-4805

Re:	Public Offering of Global Unconstrained Bond Portfolio (the “Fund”)
Gentlemen:
I have acted as Vice President and Chief Legal Counsel for Janus Aspen Series, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission of a post-effective amendment to the Trust’s registration statement with respect to the proposed sale of Service Shares and Institutional Shares (together, the “Shares”) of beneficial interest, par value of $0.001 per Share of Global Unconstrained Bond Portfolio.
I have examined the Trust’s Amended and Restated Trust Instrument and Bylaws, as amended, the proceedings of its trustees relating to the authorization, issuance and proposed sale of the Shares, and such other records and documents as I have deemed relevant. Based upon such examination, it is my opinion that upon the issuance and sale of the Shares in the manner contemplated by the aforesaid post-effective amendment to the Trust’s registration statement, such Shares will be validly issued, fully paid and nonassessable.
I hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement. This opinion is for the exclusive use of the Trust in connection with the filing of such post-effective amendment to the Trust’s registration statement to establish and designate the Fund and its Shares with the Securities and Exchange Commission (and certain state securities commissions) and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other person or for any other purpose. This opinion is given as of the date hereof and I render no opinion and disclaim any obligation to revise or supplement this opinion based upon any change in applicable law or any factual matter that occurs or comes to my attention after the date hereof.
Very truly yours,
/s/ Stephanie Grauerholz
Stephanie Grauerholz
Chief Legal Counsel, Vice President
and Secretary